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                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE



FOR IMMEDIATE RELEASE:
Thursday, July 13, 2000


CONTACTS:
Investor Relations              Media Relations
J. Brad McGee                   Judith Czelusniak
Senior Vice President           Senior Vice President, Corporate Relations
Tyco International (US) Inc.    Tyco International (US) Inc.
(603) 778-9700                  (561) 988-7424


                      ANNOUNCEMENT FROM TYCO INTERNATIONAL

Pembroke, Bermuda, July 13, 2000 - Tyco International Ltd. (NYSE: TYC; LSE: TYI;
BSX: TYC) today announced that it has been advised that the informal inquiry, which was being conducted by the staff of the Division of Enforcement of the Securities and Exchange Commission since December 1999, has been terminated. Tyco received a letter from the staff advising it of this action on July 13, 2000. The letter states that, consistent with Securities Act Release No. 5310, "the staff has completed its investigation and that at this time no enforcement action has been recommended to the Commission." As Tyco has previously stated, the Company has at all times been confident with respect to the propriety of its accounting and its previously issued financial statements.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components and undersea telecommunications systems; and the world's largest manufacturer, installer, and provider of fire protection systems and electronic security services. It has strong leadership positions in disposable medical products, plastics, and adhesives; and is the largest manufacturer of flow control valves. The Company operates in more than 80 countries and had 1999 revenues of $22.5 billion.

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